UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2011

Date of Report (Date of earliest event Reported)

L & L Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2011 Mr. Andrew M. Leitch was voted to the Board of Directors as the eighth member of the Board. On January 23, 2011 Mr. Leitch was appointed to the Audit Committee by a majority vote, which brings the Committee’s membership to three independent directors and in compliance with NASDAQ’s Rule 5605(c)(2)(A).

         He will receive the Company’s standard independent director cash and equity compensation of $60,000 per annum (to be prorated for time of service) as well as a sign on bonus.

         Mr. Leitch’s varied career includes 28 years in public accounting, including 20 years as a partner in Deloitte & Touche. He currently serves as Chairman of the Board of Blackbaud, Inc. (NASDAQ), and Chairman of Audit Committee of both Cardium Therapeutics, Inc. (AMEX), and STR Holdings Inc. (NYSE).

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated January 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: January 23, 2011	By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer